MORRIS, LAING, EVANS, BROCK
& KENNEDY, CHARTERED
300 N. Mead, Suite 200
Wichita, KS 67202
Telephone: (316) 262-2671
Fax: (316) 262-6226
rpeck@morrislaing.com

IN THE TWENTIETH JUDICIAL DISTRICT
DISTRICT COURT, RUSSELL COUNTY, KANSAS

NOSTRA TERRA OIL & GAS CO., PLC, Plaintiff, v. RICHFIELD OIL & GAS CO. *et al.*, Defendants.	Case No. 2012-CV-7

Pursuant to K.S.A. Chapter 60

ORDER OF SALE

THE STATE OF KANSAS TO THE SHERIFF OF RUSSELL COUNTY, KANSAS:

Greetings:

WHEREAS, on the 2nd day of April, 2013, in an action then pending in this court, Plaintiff Nostra Terra Oil & Gas Co., PLC recovered judgment against defendants Richfield Oil & Gas Co., Hewitt Energy Group, Inc., and Hewitt Petroleum, Inc. (collectively referred to herein as "Defendants"), jointly and severally, for the principal sum of $1,300,000.00, plus $245,040.48 in accrued interest up to and including March 1, 2013, together with interest accruing from and after March 1, 2013 at the rate of $356.16 per day until the judgment is paid in full, plus attorneys' fees and collection costs in an amount to be determined by the Court;

WHEREAS, on the 2nd day of April, 2013, in said Court in said cause it was further considered, ordered, adjudged and decreed that in case the foregoing judgment rendered in favor

of the Plaintiff was not paid within ten (10) business days from April 2, 2013, an Order of Sale should be issued to the Sheriff of Russell County, Kansas, commanding him to advertise and sell according to law without appraisement the following described property:

A. All of Defendants' rights and interests, whether now owned or hereafter acquired, in the following salt water disposal well:

SWDW: Furthmyer #11 SE SE NW of Section 23, Township 14 South, Range 15 West of the 6th P.M., Russell County, Kansas. API #15-167-20633-0001

together with all of Defendants' rights incident thereto and the personal property and equipment associated therewith, and including all of Defendants' rights and interests in and to the following:

Salt Water Disposal Lease, dated August 27, 2012, from Larry and Laveta Furthmyer, as lessor, to Richfield Oil and Gas Company, as lessee, recorded in Book 217 at Page 901 of the records in the office of the Register of Deeds in Russell County, Kansas.

Assignment of Salt Water Disposal Well, dated October 27, 2011, from MIC, Inc. to Richfield Oil and Gas Company, recorded in Book 216 at Page 86 of the records in the office of the Register of Deeds in Russell County, Kansas.

An oil and gas lease dated January 20, 2005, from Larry Furthymyer, lessor to Mid America Production Management, LLC, lessee, recorded in Book 203, Page 394, insofar as said lease covers the Southeast Quarter of the Southeast Quarter of the Northwest Quarter (SE/4 SE/4 SW/4) of Section Twenty-three (23), Township Fourteen (14) South, Range Fifteen (15) West of the 6th P.M., Russell County, Kansas.

B. All of Defendants' rights and interests, whether now owned or hereafter acquired, together with all royalties, minerals, oil and gas rights, and profits, in and to the following oil and gas lease:

Furthmyer West Lease:

Oil and Gas Lease dated February 14, 2006, from Larry Furthmyer, as lessor, to Mid America Production Management, LLC, as lessee, recorded in Book 205, Pages 402 and 403, insofar as said lease covers the East Half of the Northeast Quarter (E/2 NE/4) of Section Twenty-Two (22), Township Fourteen (14) South, Range Fifteen (15) West of

the 6th P.M., containing Eighty (80) acres, more or less, located in Russell County, Kansas,

together with all oil and gas wells located on the aforementioned leases and lands, or lands pooled or unitized therewith which include the oil and gas wells, all injection and disposal wells on the leases or lands, and all personal property and equipment associated with the wells, including, but not limited to, the following well:

Producer: Furthmyer #1 NE SW NE NE of Section 22, Township 14 South, Range 15 West of the 6th P.M., Russell County, Kansas. API #15-167-23058.

C. All of Defendants' rights and interests, whether now owned or hereafter acquired, together with all royalties, minerals, oil and gas rights, and profits, in and to the following oil and gas lease:

Neidenthal Lease:

Oil and Gas Lease dated February 27, 2008, from Galen Neidenthal and Rudene G. Neidenthal, husband and wife, as lessors, to Milestone Energy, LLC, as lessee, recorded in Book 209, Pages 712, insofar as said lease covers the South Half of the Southwest Quarter (S/2 SW/4) of Section Twenty-Three (23), Township Fourteen (14) South, Range Fifteen (15) West of the 6th P.M., insofar and only insofar as it covers the following described real estate:

A 10 acre location surrounding the well located at the S/2 S/2 SW/4 Section Twenty-Three (23), Township Fourteen (14) South, Range Fifteen (15) West of the 6th P.M. containing ten (10) acres, more or less, located in Russell County, Kansas.

together with all oil and gas wells located on the aforementioned leases and lands, or lands pooled or unitized therewith which include the oil and gas wells, all injection and disposal wells on the leases or lands, and all personal property and equipment associated with the wells, including, but not limited to, the following well:

Producer: Neidenthal #1 S/2 S/2 SW of Section 23, Township 14 South, Range 15 West of the 6th P.M., Russell County, Kansas. API #15-167-23123.

and that the proceeds arising from said sales be disbursed in accordance with the orders of the Court.

NOW, THEREFORE, you are commanded to advertise and sell without appraisement, according to law, the properties hereinabove described and deliver the proceeds of said sales to the Clerk of this Court to be applied by the orders of the Court as follows:

FIRST: To payment of any *ad valorem* property taxes assessed against the subject properties and due and owing at the time of such sales;

SECOND: To payment of Plaintiff's judgment rendered herein;

THIRD: The balance, if any, to the Clerk of the District Court pending further order of this Court.

You will make due return of this Order of Sale, with our proceedings endorsed thereon, showing the matter in which you have executed the same, within sixty (60) days of the date hereof.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of said Court at my office in Russell, Russell County, Kansas, this 17 day of May, 2013.

HON. RON SVATY

PREPARED AND APPROVED BY:

MORRIS, LAING, EVANS, BROCK
& KENNEDY, CHARTERED

By
Ryan M. Peck, #21223
Attorneys for Plaintiff